Exhibit 99.2

First Quarter Results May 9, 2011

Our presentation today contains forward-looking statements about our plans for development and release of new products and for business expansion, as well as other subjects. These statements relate to future events and involve known and unknown risks and uncertainties that may cause our actual results to be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements because they involve factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements. Factors that could materially affect actual results include those listed under the caption “Risk Factors” of Rosetta Stone’s Form 10-K dated March 14, 2011. We encourage you to review those factors before making any investment decision. Today’s presentation and discussion reflect our views as of May 9, 2011, and Rosetta Stone assumes no duty to update the information. Today’s presentation and discussion also contains references to non-GAAP financial measures. The full definition and reconciliation of those measures is available in our Form 8-K filed with the SEC on May 9, 2011. Management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Our definitions of non-GAAP measures may not be comparable to the definitions used by other companies, and we encourage you to review and understand all our financial reporting before making any investment decision. Reminder

Tom Adams President and CEO May 9, 2011

Overview Strong international growth despite tsunami Solid institutional growth Progress in US consumer initiatives Product development ahead of schedule Strong balance sheet

Financial Highlights US$ millions Q1 11 Bookings1 $ 55.6 - 9% Int’l consumer bookings 15.0 + 50% WW institutional bookings 10.8 + 18% US consumer bookings 29.8 - 28% Revenue 57.0 - 10% Net loss $ (9.3) Operating EBITDA2 (11.4) Operating EBITDA/bookings (21)% Free cash flow3 $ (1.7) “Bookings” are defined as executed sales contracts received by company that are recorded immediately either as revenue or as deferred revenue. “Operating EBITDA” equals GAAP net income or loss plus interest expense, income tax expense, depreciation, amortization, stock-based compensation expenses and change in deferred revenue. “Free cash flow” is defined as cash provided by operations less cash used for purchases of property and equipment.

Key Objectives for 2011 Objective Actions to Date Next Steps US Consumer repositioning Segment marketing and product Price testing Segmentation study underway College credit agreement Testing; final pricing decision Brand elevation and renewal “More than Words” ad running Further ad campaign Brand identity development Rationalized distribution and new delivery platforms iPad app ready for market Closed 29 kiosks in Q1 iPad launch in UK May 10 Continue kiosk optimization Negotiate retail relationships Rationalized cost structure Savings identified Execute May 2011 Conversational English for Asia Advanced user testing Launch in Korea, Q3 New market entries Brazil office opened China strategy development Institutional expansion and development Brazil institutional team Signing more $20k+ deals Continue strategic selling

Investment Highlights Working to stabilize US Consumer, repositioning for digital/mobile/social New product potential, brand leverage Momentum in key countries, focused on serious learners of English Premium brand, highest awareness Unique approach, effective solution Growing, recurring institutional business $80Bn+ Global Market (3) US $4Bn Brazil $8Bn China $15Bn Japan $10Bn Korea $5Bn Top 6 Europe (2) $11Bn Bookings Growth (Bookings, $MM) (1) +25% CAGR Bookings defined as executed sales contracts received by company that are recorded immediately either as revenue or as deferred revenue. France, Germany, Italy, UK, Russia, Poland. $80Bn+ market excludes college and institutional. Source: Nielsen study 2007

Steve Swad Chief Financial Officer May 9, 2011

Bookings(1) and Operating EBITDA(2) $M $M Trailing Twelve Months First Quarter “Bookings” are defined as executed sales contracts received by company that are recorded immediately either as revenue or as deferred revenue. “Operating EBITDA” equals GAAP net income or loss plus interest expense, income tax expense, depreciation, amortization, stock-based compensation expenses and change in deferred revenue.

International represents significant opportunity $M Trailing Twelve Months First Quarter $M International Consumer Bookings

Growing institutional business $M Trailing Twelve Months First Quarter $M Worldwide Institutional Bookings

Reaching U.S. consumers $M Trailing Twelve Months First Quarter $M US Consumer Sales Bookings

Revenue and Net Income $M First Quarter $M Trailing Twelve Months

Deferred Revenue $M

Strong Balance Sheet and Cash Flow 12/31/2010 3/31/2011 Cash, cash equivalents & short-term investments $ 122.2 $ 120.8 Accounts receivable, net 48.1 29.7 Total assets 276.5 262.8 Deferred revenue 47.2 45.8 Total debt - - Total liabilities 98.2 92.1 Total liabilities and stockholders’ equity $ 276.5 $ 262.8 Three-month free cash flow1 $ 12.5 $ (1.7) $M Free cash flow is defined as cash generated by operating activities less cash used for purchases of property and equipment (cap ex)

Financial Outlook – Q2 2011 2Q11 Guidance Sales bookings1 $60M to $65M US Consumer – 5-10% Worldwide Institutional – 4-8% International Consumer + 25-45% Revenue $61M to $66M Net Income/(Loss) $(9)M to $(13)M Earnings/(Loss) per share (41)¢ to (62)¢ Operating EBITDA2 $(5)M to $(10)M Free cash flow3 negative Basic shares outstanding 20.7M “Sales bookings” are defined as executed sales contracts received by company that are recorded immediately either as revenue or as deferred revenue. “Operating EBITDA” equals GAAP net income or loss plus interest expense, income tax expense, depreciation, amortization, stock-based compensation expenses and change in deferred revenue. “Free cash flow” is defined as cash provided by operations less cash used for purchases of property and equipment. Rosetta Stone is currently exploring opportunities to change terms with some retail partners in order to reduce credit risk and obtain greater control of inventory. This guidance does not reflect the potential effect of any of those changes.

Financial Outlook – FY2011 Total sales bookings1 increase over 2010 Growth of 40 to 50% in combined sales bookings from International consumer and worldwide Institutional consumers Lower sales bookings from US consumers Revenue expected to increase over 2010 Operating income and Operating EBITDA2 expected to decline compared to 2010 Positive free cash flow in 2011 “Sales bookings” are defined as executed sales contracts received by company that are recorded immediately either as revenue or as deferred revenue. “Operating EBITDA” equals GAAP net income or loss plus interest expense, income tax expense, depreciation, amortization, stock-based compensation expenses and change in deferred revenue.